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                                                            EXHIBIT 10.27
                                                            -------------
                        SoftLight (SM) and Spa Thira (SM)
                         Franchise and License Agreement

        Franchisee Information:

        Name:     Medical Supply & Service Co. (MEDIC) ("Franchisee")
        Address:  P.O. Box 7795
                  Jeddah, 21472
                  Saudi Arabia
        Telephone No.:  966-2-669-5961
        Fax No.         966-2-660-4525
        Effective Date: November 8, 1996


        BACKGROUND

        A. ThermoLase Corporation ("ThermoLase") has developed specially-designed lasers (the "SoftLight Lasers") for use in the removal of hair and the rejuvenation of skin (the "SoftLight Procedures").

        B. ThermoLase has developed designs, furnishings, standards and procedures for facilities dedicated to the utilization of SoftLight Lasers for the performance of the SoftLight Procedures and intends to operate, or license others to operate, such facilities under the name "Spa Thira".

        C. ThermoLase owns and has the right to use and to license others to use the marks "SoftLight" and "Spa Thira".

        D. ThermoLase is prepared to appoint Franchisee as the exclusive ThermoLase franchisee in Saudi Arabia on the terms and conditions set forth below.

        AGREEMENT

             ThermoLase and Franchisee agree as follows:

        1.   GRANT OF FRANCHISE; FACILITIES

             1.1 Grant of Franchise. ThermoLase grants to Franchisee an exclusive license for the practice of the SoftLight Procedures in Saudi Arabia in one or more facilities under the name "Spa Thira" or such other name as is approved by ThermoLase (collectively the "Facilities", and each a "Facility"). ThermoLase will disclose to Franchisee the Licensed Technology (as hereinafter defined) and provide Franchisee with training, support and technical assistance on the terms and conditions hereinafter set forth.

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             1.2  Facilities.   ThermoLase shall provide to Franchisee a
        set of plans and specifications for a "model" Spa Thira. Subsequently, Franchisee shall submit to ThermoLase for approval detailed plans and specifications for each Facility to be established. The approval of ThermoLase shall not be unreasonably withheld. Each Facility will contain furniture and fixtures appropriate for a Spa Thira, taking into account local customs, traditions and tastes. ThermoLase shall have the right to inspect and approve each Facility before allowing such Facility to perform the SoftLight Procedures.

        2.   LICENSE OF SOFTLIGHT TECHNOLOGY

             2.1 Grant of License. ThermoLase grants to Franchisee, upon the terms and subject to the conditions set forth in this Agreement, an exclusive, non-transferable license, under ThermoLase's patents, patent applications or know how now owned or hereafter developed or acquired by ThermoLase (the "Licensed Technology"), to perform in Saudi Arabia at the Facilities the SoftLight Procedures in accordance with the protocols set forth in the SoftLight User's Manual, as the same may be modified by ThermoLase from time to time (the "User Manual"). Franchisee acknowledges and understands that the safety and efficacy of the SoftLight Procedures are dependent upon the performance of the SoftLight Procedures in the manner detailed in the User Manual. Franchisee covenants and agrees to ensure that the SoftLight Procedures are performed in a safe and appropriate manner by properly trained personnel in full compliance with the User Manual and all applicable laws, rules, orders, ordinances and regulations of any governmental or other public authority.

             2.2 Ownership of Licensed Technology. Franchisee acknowledges ThermoLase's right, title and interest in and to the Licensed Technology, and Franchisee agrees that it will not, at any time, do or cause to be done any act or thing, contesting or in any way impairing or tending to impair the Licensed Technology or any part of such right, title or interest of ThermoLase. Franchisee shall not in any manner represent that Franchisee has ownership of the Licensed Technology, and acknowledges that Franchisee's use of the Licensed Technology shall not create in Franchisee any right, title or interest in or to the Licensed Technology, except for the rights granted to Franchisee by the express terms of this Agreement.

             2.3 Franchisee Improvements. Franchisee shall disclose promptly to ThermoLase any and all material Improvements to the Licensed Technology developed or discovered by Franchisee or its officers, employees or agents. Franchisee hereby grants ThermoLase a non- exclusive, perpetual, royalty-free, transferable, worldwide right and license to use such Improvements for any and all purposes. For purposes of this Agreement, "Improvements" shall include any developments or discoveries that involve or are based on Licensed Technology or

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        on substantially equivalent technology.  Franchisee shall, at
        ThermoLase's request, sign such applications, assignments and other instruments as ThermoLase may reasonably request in order to achieve such intellectual property status for the Improvements as ThermoLase shall deem appropriate and to perfect the rights so granted by Franchisee to ThermoLase. Franchisee agrees that it shall use any Improvements only in connection with the SoftLight Procedures and will not transfer or license rights to use such Improvements to any third party.

             2.4 ThermoLase Improvements. ThermoLase shall disclose promptly to Franchisee all material Improvements to the Licensed Technology developed or discovered by ThermoLase or its officers, employees or agents if and to the extent that such Improvements are utilized by ThermoLase in the operation of Spa Thiras or made generally available to other franchisees. Such Improvements shall be considered part of the Licensed Technology licensed to Franchisee pursuant to Section 2.1 above.

             2.5 Sublicenses. Franchisee may grant sublicenses to the Licensed Technology to the extent reasonably necessary to establish and operate Facilities in Saudi Arabia. The terms and conditions of each sublicense which relate to the ownership and protection of the Licensed Technology shall be subject to the approval of ThermoLase, which shall not be unreasonably withheld. Franchisee shall have no obligation to disclose to ThermoLase the economic terms and conditions of any sublicense, except to the extent necessary for calculating the Royalties payable to
        ThermoLase pursuant to Article 3 hereof.   For purposes of
        calculating the Royalties payable to ThermoLase pursuant to
        Article 3 hereof, reference shall be made to the aggregate gross revenues from performance of the SoftLight Procedures at the Facilities of Franchisee and all sublicensees.

        3.   PAYMENT OF FEES AND ROYALTIES

             3.1  Fees and Royalties.

                  (a) In consideration of the rights and licenses granted to Franchisee pursuant to this Agreement, Franchisee shall pay to ThermoLase percentage royalties as provided in paragraph (b) below (the "Royalties").

                  (b)  Royalties shall be payable monthly within fifteen
        (15) days following the end of each calendar month in the amount of **************** of gross revenues generated by each Facility from the performance of the SoftLight Procedures during the relevant month provided, however, that the first payment shall not be due until fifteen (15) days after the end of the fourth month after the first Facility commences operations with respect to revenues generated by such Facility during such period. The Royalty rate shall increase to *******************************
        beginning one year after the first Facility commences operations

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        and to **************** beginning two years after the first
        Facility commences operations.

        Each payment of Royalties shall be accompanied by a written report, in a form to be mutually agreed, specifying the method of calculation of the Royalties for the applicable month.

                  (c) It is understood and agreed that Franchisee shall have the right to determine, in its sole discretion, the fees to be charged by Franchisee to its clients in connection with the performance of the SoftLight Procedures.

                  (d) The Royalties, fees and all other amounts payable pursuant to this Agreement are to be paid by Franchisee without deduction or withholding for or on account of any and all present and future taxes and fees, all of which shall be paid by Franchisee, provided, however, that Franchisee may withhold from its payments hereunder Saudi Arabian income taxes payable by ThermoLase. Franchisee shall obtain and provide to ThermoLase any certificate of exemption or similar document required to exempt any transaction under this Agreement from any such tax or fee. In addition, if Franchisee withholds any taxes from Royalties, fees or other amounts payable to ThermoLase hereunder, then Franchisee shall provide to ThermoLase evidence of the payment of such taxes to the relevant taxing authority.

                  (e) The Royalties, fees and all other amounts payable pursuant to this Agreement shall be payable in United States Dollars. To the extent that revenues generated at a Facility are in a currency other than United States Dollars, such revenues shall be converted into United States Dollars, for the purposes of calculating Royalties payable to ThermoLase hereunder, at the average exchange rate during the relevant calendar month as published by the Saudi Arabian Monetary Agency (SAMA).

             3.2 Financial Records. Franchisee shall keep and maintain, and shall require its subliat each Facility and for a period of not less than five (5) years after the expiration or earlier termination of this Agreement, complete and accurate books and records (collectively, the "Financial Records") covering all financial and other information required in connection with the determination of the Royalties payable hereunder. The Financial Records shall be maintained in accordance with accounting principles generally accepted in the Kingdom of Saudi Arabia, consistently applied. Franchisee shall engage an internationally recognized accounting firm to provide an annual audit and accounting of the business to Franchisee and ThermoLase.

             3.3 Audit Rights. At any time during normal business hours and upon reasonable notice, ThermoLase, or an independent certified public accountant designated by ThermoLase, shall have the right, at ThermoLase's expense, to audit and inspect the Financial Records at the Facilities, including those operated by a sublicensee, for the purpose of verifying the accuracy thereof

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        and of the payment of Royalties required to be made by Franchisee under the terms of this Agreement. If, as a result of such audit or inspection, ThermoLase shall determine that the Royalties paid by Franchisee to ThermoLase with respect to the period covered by such audit or inspection are less than the Royalties payable hereunder by Franchisee to ThermoLase with respect to said period, ThermoLase shall promptly furnish to Franchisee a copy of such audit or inspection report (the "Deficiency Report") setting forth the amount of the deficiency (the "Deficiency") and showing, in reasonable detail, the basis upon which the Deficiency was determined. If Franchisee disagrees with the Deficiency Report, it shall have thirty (30) days within which to initiate arbitration pursuant to Section 13.6 below. During such 30-day period the parties shall attempt to amicably resolve the dispute. If Franchisee does not initiate arbitration, or the arbitrators determine that the Deficiency is correct or that Franchisee owes ThermoLase a different amount (the "Modified Deficiency"), then Franchisee shall pay to ThermoLase, within thirty (30) days following receipt of the Deficiency Report, or the arbitrators' decision, as the case may be, a sum equal to the Deficiency, or the Modified Deficiency, together with a late fee thereon at the lesser of one and one-half percent (1-1/2%) per month or the maximum rate allowed by applicable law, calculated from the date when such amount was originally due through the date of payment. If the Deficiency or Modified Deficiency is an amount equal to or greater than five percent (5%) of the Royalties payable by Franchisee to ThermoLase with respect to the period covered by such audit or inspection, Franchisee shall promptly reimburse ThermoLase upon demand for the reasonable cost of such audit or inspection. ThermoLase shall exercise the same degree of care to safeguard the confidentiality of the Financial Records as ThermoLase would exercise in safeguarding its own similar confidential information; provided, however, that ThermoLase shall be entitled to use the Financial Records in any proceeding to enforce its rights pursuant to this Agreement or as may be otherwise required by law.

             3.4 Client Consents. Franchisee agrees to obtain a signed Informed Consent Release, in a form reasonably satisfactory to ThermoLase, from each client on whom the SoftLight Procedures are performed. Franchisee will establish and enforce procedures to ensure that proper and complete confidential medical records are maintained in the manner required by applicable law and regulations with respect to all persons on whom the SoftLight Procedures are performed.

        4.   USE OF SOFTLIGHT AND SPA THIRA SERVICE MARKS

             4.1 Promotional Activities. Franchisee agrees to use its best efforts, to the extent permitted by applicable law and regulations, to promote the performance of the SoftLight Procedures at the Facilities. Franchisee shall have the right to use ThermoLase's SoftLight(SM) and Spa Thira(SM) service marks (the "SoftLight Marks") in connection with Franchisee's business

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        and promotional activities provided it obtains ThermoLase's prior written approval and acknowledges ThermoLase's rights in and to the SoftLight Marks by (i) referring to the same at all times as service marks of ThermoLase Corporation in any signage, advertising, press release, article, publication or other promotional material, document or broadcast referencing the SoftLight Marks and by (ii) including the proprietary mark "(SM)" after SoftLight and Spa Thira each time it is used by Franchisee in any printed or electronic media. Franchisee shall forward to ThermoLase a copy of the proposed promotional material and if ThermoLase does not approve or disapprove of same within 10 business days after receipt thereof, such material shall be deemed approved. Franchisee may also use the name "ThermoLase" in connection with the business but only with the prior written approval of ThermoLase. In any and all descriptions of or references to the SoftLight Procedures made by or on behalf of Franchisee, Franchisee shall use no descriptive name or mark other than SoftLight(SM), Spa Thira(SM), and "ThermoLase" unless required by the laws of Saudi Arabia.

             4.2 Ownership of SoftLight Marks. Franchisee acknowledges that ThermoLase (i) has the exclusive right, title and interest in and to the SoftLight Marks and (ii) shall have the exclusive right to apply for registration, and to extend existing registrations, of the SoftLight Marks for use in connection with the SoftLight Procedures, the Facilities or otherwise. Franchisee will not register, or cause to be registered, the SoftLight Marks, "ThermoLase" or any trademark, trade name or service mark confusingly similar thereto, with any federal, national, supra-national, state, municipal or other governmental authority of any jurisdiction, whether within or outside the United States or Saudi Arabia. Franchisee will not use or associate the SoftLight Marks or "ThermoLase" with any other trademark, trade name or service mark in any advertising or publicity utilized by Franchisee in connection with the SoftLight Procedures, the Facilities or otherwise in such manner as to be misleading with respect to the ownership of the SoftLight Marks. Franchisee further agrees not to create a composite trademark, trade name or service mark with the SoftLight Marks or "ThermoLase", except in each instance with ThermoLase's prior written consent which ThermoLase acting in its sole discretion may withhold.
        Franchisee agrees that every use of the SoftLight Marks and "ThermoLase" shall inure to the ultimate benefit of ThermoLase. Franchisee shall not remove or obscure or alter in any manner the SoftLight Marks or "ThermoLase", or any notice thereof, which may be displayed on the SoftLight Lasers, the SoftLight Lotion, a Facility, the User Manual or any other documentation provided by ThermoLase hereunder.

             4.3  Quality Controls and Assurance.

                  (a) Franchisee agrees that any services provided by Franchisee based on performance of the SoftLight Procedures pursuant to this Agreement shall be of a quality at least equal

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        to the quality of similar services provided by ThermoLase or its other franchisees at facilities at which ThermoLase or its other franchisees provide such services.

                  (b) In addition, in order to comply with ThermoLase's quality control standards, Franchisee shall: (i) use the SoftLight Marks in compliance with all relevant laws and regulations; and (ii) accord ThermoLase the right to inspect the Facilities during normal business hours, without prior advance notice, taking into account local regulations, customs, and traditions, in order to confirm that Franchisee's use of the SoftLight Marks is in compliance with this Agreement.

             4.4 Translation of Documentation. Franchisee shall translate, at its own expense, the User Manual, all technical manuals, advertising and marketing information and other documentation provided by ThermoLase into the Arabic language and provide ThermoLase with advance copies of all such materials for approval; provided, however, that Franchisee shall take full responsibility for any mistakes or inaccuracies in such translations. ThermoLase shall have 10 business days after receipt of such materials to disapprove same otherwise such material shall be deemed approved. ThermoLase shall have a non-exclusive, perpetual, royalty- free, worldwide right and license to use such translations, or any part thereof, for general corporate purposes. If a franchisee from another Arabic speaking country wishes to use said translations, or any part thereof, then ThermoLase shall instruct such franchisee to negotiate a license with Franchisee.

        5.   TRAINING.

             5.1 Training in the United States. Franchisee agrees that all managers, technicians, and repairmen of Franchisee who will be involved in the performance of the SoftLight Procedures at a Facility will complete the training program offered by ThermoLase in the United States or at a mutually agreeable location prior to performing the SoftLight Procedures at a Facility. Such training shall be provided by ThermoLase at no cost to Franchisee, provided, however, that Franchisee shall be required to pay for all related travel, room and board expenses associated with its personnel attending the training course.

             5.2 Training On-Site. At the request of Franchisee, ThermoLase shall provide reasonable training services to Franchisee on-site in Saudi Arabia at a mutually agreeable time at no additional cost to Franchisee, provided, however, that Franchisee shall pay or reimburse ThermoLase for all related travel, room and board expenses incurred by ThermoLase personnel.

             5.3 User Manual. ThermoLase agrees to provide to Franchisee, at no additional charge, one copy of the User Manual for each Facility operated by Franchisee. Franchisee acknowledges that the User Manual is copyrighted material of

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        ThermoLase and cannot be reproduced in whole or in part, except to translate it into Arabic in accordance with Section 4.4 above. ThermoLase will consider requests for additional copies of the User Manual. For purposes of this Agreement, the term User Manual shall mean the manual provided by ThermoLase to Franchisee at ThermoLase's training course, setting forth, among other things, the protocols for the SoftLight Procedures, procedures to be followed with respect to the use and operation of the SoftLight Lasers, guidelines for personnel training, operation and maintenance procedures for a Facility, and procedures for establishing and maintaining a common "look and feel", taking into consideration local customs, traditions, and tastes, between each Facility and other locations at which ThermoLase permits the operation of SoftLight Lasers under the name Spa Thira(SM), as such User Manual may be amended by ThermoLase from time to time. ThermoLase shall provide to Franchisee instructional pamphlets for each employee of Franchisee to use as a reference when performing the SoftLight Procedures.

        6. TECHNICAL ASSISTANCE. During the first year of the term of this Agreement, ThermoLase shall provide to Franchisee, at no additional cost to Franchisee, up to an aggregate of ******* ***** of support and assistance in connection with the establishment and operation of the Facilities by Franchisee. During each year thereafter, ThermoLase shall provide to Franchisee, at no additional cost to Franchisee, up to ******* ***** of support and assistance in connection with the establishment and operation of the Facilities. Any support and assistance in excess of the amounts specified above shall be provided by ThermoLase on terms mutually agreeable to ThermoLase and Franchisee.

        7. EXCLUSIVITY. Franchisee agrees that, during the term of this Agreement, Franchisee shall not offer or perform, either directly or indirectly, any hair removal or skin rejuvenation process or offer any similar service other than the SoftLight Procedures at the Facilities.

        8.   CONFIDENTIALITY

             8.1 Protection. Franchisee acknowledges and agrees that ThermoLase has disclosed, and shall continue to disclose, to Franchisee in connection with the use of the Licensed Technology and performance of this Agreement certain confidential information of ThermoLase regarding its business operations, trade secrets, know-how, customer information, pricing, marketing data and other information of a confidential nature relating to the Licensed Technology and the SoftLight Procedures, including, without limitation the terms of this Agreement and the User Manual (collectively, the "ThermoLase Confidential Information"). The ThermoLase Confidential Information shall remain the sole and exclusive property of ThermoLase and Franchisee shall have no interest or rights with respect thereto, except to the extent expressly provided in this Agreement. Franchisee agrees to

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        maintain the confidentiality of the ThermoLase Confidential
        Information.  Notwithstanding the foregoing provisions of this
        Section 8.1, Franchisee shall have the right to disclose any information that it can demonstrate by clear and convincing evidence (i) was rightfully possessed by Franchisee before it was received from ThermoLase, (ii) is or becomes public otherwise than through any act or default of Franchisee, or (iii) is required by law, court order or stock exchange rule to be disclosed, provided Franchisee notifies ThermoLase in writing prior to making any such disclosure so as to afford to ThermoLase a reasonable opportunity to object or seek an appropriate protective order with respect to such disclosure.

             8.2 Equitable Relief. Due to the fact that the unauthorized use, transfer, dissemination or disclosure of the ThermoLase Confidential Information would cause irreparable harm to ThermoLase, if Franchisee breaches the provisions of this
        Article 8, ThermoLase shall be entitled, in addition to any other rights and remedies available to ThermoLase, to obtain equitable relief, including without limitation injunctive relief. If ThermoLase receives confidential information from Franchisee, ThermoLase shall maintain such information in confidence. If ThermoLase improperly discloses such information, then Franchisee shall be entitled, in addition to any other rights and remedies available to Franchisee, to obtain equitable relief, including without limitation injunctive relief.

        9.   INSURANCE.

             Franchisee shall operate the business in strict compliance with all applicable requirements of the Saudi Arabia Ministry of Health. Franchisee shall carry such insurance for the risks of the business as is customary in Saudi Arabia and commercially available. Franchisee shall consult with ThermoLase regarding the appropriate extent of insurance coverage.

        10.  INDEMNIFICATION.

             10.1 By Franchisee. Subject to the provisions of Article 11 below, Franchisee shall indemnify, defend and hold harmless ThermoLase, its parents, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all actions, causes of action, suits, claims, or demands by, or damages, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to, a third party to the extent arising from or in connection with (i) the negligence (including without limitation professional malpractice) or willful misconduct of Franchisee, its agents, employees, representatives or contractors; (ii) failure of Franchisee to perform the SoftLight Procedures in accordance with the protocols set forth in the User Manual; (iii) failure to operate and maintain each Facility in accordance with the User Manual; or (iv) any employee, agent or representative of Franchisee under any

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        applicable termination, labor, social security or other similar laws or regulations.

             10.2 By ThermoLase. Subject to the provisions of Article 11 below, ThermoLase shall indemnify, defend and hold harmless Franchisee, its parents, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all actions, causes of action, suits, claims, or demands by, or damages, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to, a third party to the extent arising from or in connection with the negligence or willful misconduct of ThermoLase, its agents, employees, representatives or contractors.

             10.3 Procedures. The indemnified party shall provide written notice within 7 days of any third party claim to the indemnifying party. The indemnifying party shall have the right to assume exclusive control of the defense of such claim or, at the option of the indemnifying party, to settle the same provided that no settlement that imposes any obligation on the indemnified party or affects the indemnified party rights under this Agreement may be made without the prior written consent of the indemnified party. The indemnified party agrees to reasonably cooperate with the indemnifying party in connection with the performance of the indemnifying party's obligations under this Article. In the event that the indemnifying party fails to perform its defense obligations hereunder, the indemnified party shall have the right to do so at the indemnifying party's expense.

             10.4 Enforcement of Intellectual Property Rights.
        Franchisee shall promptly advise ThermoLase upon becoming aware of any infringement or threatened infringement of any of the Licensed Technology or the SoftLight Marks or any claim that the Licensed Technology or the SoftLight Marks infringe the intellectual property rights of another party. ThermoLase, in its sole discretion, shall determine the appropriate action, if any, to be taken with respect to any such infringement and shall have the right to exclusive control of any enforcement suit or
        proceeding.   Unless otherwise agreed with Franchisee, ThermoLase
        shall pay all costs incurred in such suit or proceeding and shall be entitled to all damages or other amounts recovered by reason of such suit or proceeding. Franchisee shall cooperate with ThermoLase with respect to any enforcement, including, without limitation, joining as a party to any litigation, if required.

        11.  LIMITATION OF LIABILITY.

             11.1 Consequential Damages. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the provisions of Article 10 above, neither party hereto shall be liable to the other for any indirect, special, consequential, incidental or punitive damages (including without

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        limitation damages for loss of use of facilities or equipment, loss of revenue, loss of profits or loss of goodwill) regardless of (i) the negligence (either sole or concurrent) of either party and (ii) whether either party has been informed of the possibility of such damages.

             11.2 No Warranty. THERMOLASE PROVIDES HEREIN NO WARRANTY OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE, OF NON-INFRINGEMENT IN SAUDI ARABIA, OR AS TO THE RESULTS THAT MAY BE ATTAINED BY THE PERFORMANCE, PRACTICE OR OPERATION OF THE SOFTLIGHT PROCEDURES, INCLUDING WITHOUT LIMITATION THE SOFTLIGHT LASERS.

        12.  TERM AND TERMINATION; RESTRICTIVE COVENANT.

             12.1 Term. The initial term of this Agreement ("Term") shall commence on the Effective Date and continue for five (5) years from the date on which the first Facility opens to the public, unless sooner terminated as set forth herein, and shall be automatically renewed for successive five (5) year terms so long as Franchisee is in full compliance with all terms and conditions of this Agreement.

             12.2 Termination.

                  (a)  This Agreement may be terminated by ThermoLase:

                       (i) in the event of a breach by Franchisee of any material obligation hereunder (e.g., default in payment, unauthorized disclosure of ThermoLase Confidential Information, failure to perform SoftLight Procedures in accordance with User Manual) that is not cured within forty-five (45) days following written notice thereof; or

                       (ii) at any time after one year from the date on which the first Facility opens to the public if during any semiannual period the total revenue to ThermoLase from Franchisee does not equal or exceed *********** times the number of SoftLight Lasers which are in operable condition during such period; or

                       (iii) in the event of the occurrence of a change in control of Franchisee which has, or in the reasonable opinion of ThermoLase could have, a material adverse effect on the business, prospects or operations of Franchisee and the failure of Franchisee to promptly pursue (within forty-five (45) days after receiving written notice thereof from ThermoLase) a remedy designed to cure (in the reasonable judgment of ThermoLase) ThermoLase's objections to such change; or

                       (iv) in the event Franchisee contests the validity of the Licensed Technology or the ownership thereof by ThermoLase; or

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
                       (v)  in the event of the termination of the
        Equipment Lease Agreement between ThermoLase and Franchisee.

                  (b) This Agreement may be terminated without cause by Franchisee upon sixty (60) days written notice to ThermoLase.

             12.3 Termination Upon Occurrence of Certain Events. ThermoLase may terminate this Agreement, effective immediately and without the requirement of any notice if Franchisee: (i) files for or consents to a general assignment for the benefit of creditors, (ii) files a petition in bankruptcy or liquidation, or is adjudicated bankrupt or insolvent or takes similar actions under the laws of any jurisdiction for the general benefit of creditors of an insolvent or financially troubled debtor, or
        (iii) is the subject of an involuntary bankruptcy or insolvency proceeding which is not fully dismissed within forty-five (45) days.

             12.4 Additional Rights of ThermoLase. This Agreement may be suspended by ThermoLase, effective immediately upon written notice to Franchisee, in the event that (i) the marketing clearance granted to ThermoLase by the U.S. Food and Drug Administration (the "FDA") or any Saudi Arabian regulatory authority with respect to the SoftLight Procedures is revoked, rescinded or suspended for any reason, or any adverse regulatory action is undertaken by the FDA or any Saudi Arabian regulatory authority with respect to the validity or scope of such marketing clearance, or (ii) any claim is asserted against ThermoLase alleging that the Licensed Technology, or any portion thereof, or the SoftLight Marks are being used by Franchisee in a manner which infringes a patent or other intellectual property rights owned by a third party and ThermoLase and Franchisee are unable to agree as to how to resolve such claim after consulting with each other for a period of not less than ten (10) Business Days. If a favorable outcome is achieved with respect to the matter under which this Agreement was suspended, then the terms and conditions of this Agreement shall thereafter be resumed.

             12.5 Effect of Termination. Upon expiration or earlier termination of this Agreement for any reason, all rights and obligations of the parties under this Agreement shall cease, except that Franchisee shall be obligated to pay to ThermoLase all outstanding fees and Royalties that are payable with respect to the period prior to the effective date of such expiration or earlier termination. Upon such expiration or earlier termination, Franchisee shall cease all use of the SoftLight Marks and the Licensed Technology, and ThermoLase shall remove the SoftLight Lasers, SoftLight Lotion, all User Manuals and any other materials in Franchisee's possession that are related to the Licensed Technology or the SoftLight Marks within thirty (30) days. Franchisee shall provide free and ready access to ThermoLase to each Facility, at ThermoLase's convenience, for the repossession of the SoftLight Lasers, the SoftLight Lotion, the User Manuals and any other materials in Franchisee's possession

                                       12PAGE
        that are related to the Licensed Technology or the SoftLight Marks. The SoftLight Lasers shall be repossessed by ThermoLase free of all liens and encumbrances and in good working order and repair, reasonable wear and tear only excepted. Upon the expiration or earlier termination of this Agreement, Franchisee will be deemed to have assigned, transferred or conveyed to ThermoLase any and all rights in or to the SoftLight Marks that may have been obtained by Franchisee, and Franchisee will, without any consideration other than the mutual covenants and agreements of this Agreement, execute and deliver such instruments and other documents as may be requested by ThermoLase to accomplish such assignment, transfer and conveyance, or to preserve and secure the rights of ThermoLase (or its parents, subsidiaries or affiliates) in and to the SoftLight Marks. Upon the expiration or earlier termination of this Agreement, Franchisee shall immediately remove all signs and other markings from each Facility which indicate any connection to the SoftLight Procedures, SoftLight Lasers, the SoftLight Marks or ThermoLase.

             12.6 Restrictive Covenant. Franchisee agrees that, in the event that this Agreement expires or is terminated pursuant to
        Section 12.2(a)(iv) or 12.(2)(b), Franchisee shall not offer or perform, directly or indirectly, commercial hair removal services or skin rejuvenation service involving the use of a laser, or any other light source, for a period of twelve (12) months following the effective date of expiration or termination.

             12.7 No Rights to Compensation Upon Expiration or Termination. In the event of a termination pursuant to any of the provisions of this Agreement or upon expiration of this Agreement, ThermoLase shall not have any obligation to Franchisee, or to any employee of Franchisee, for compensation or for damages of any kind, whether on account of the loss by Franchisee or such employee of present or prospective sales, investments, compensation or goodwill. Similarly, Franchisee shall not have any obligation to ThermoLase or any employee of ThermoLase for compensation or for damages of any kind by reason of the termination or expiration of this Agreement, except for any amounts that may be due and outstanding under this Agreement as of the date of termination.

             12.8 Survival. Notwithstanding anything to the contrary contained herein, the provisions of Section 2.2, 2.3, 4.2 and
        12.5 through 12.8 and Articles 3, 8, 9, 10, 11 and 13 of this Agreement shall survive any expiration or earlier termination of this Agreement according to their respective terms.

        13.  MISCELLANEOUS

             13.1 Relationship of the Parties. The parties acknowledge that no relationship of partnership, joint venture or employment is created by this Agreement and that neither party shall have any right, power or authority to act for or to bind the other party in any way except to the extent expressly provided in this

                                       13PAGE

        Agreement. Without in any way limiting the foregoing, Franchisee shall be solely responsible at all times during the term of this Agreement for all aspects of the professional services delivered at each Facility and for the selection, training, professional direction, supervision and employment of all persons, who are licensed, registered or certified by the jurisdiction in which each Facility is located to perform such services (collectively, the "Professional Staff"). No provision of this Agreement is intended, nor shall it be construed, to permit ThermoLase to affect or influence the professional judgment of any member of the Professional Staff involved in the performance of the SoftLight Procedures at a Facility.

             13.2 Franchisee Operations. Franchisee shall comply with all national, supra- national, provincial and local laws, rules, orders, ordinances and regulations of any governmental or other public authority applicable to the operation of each Facility, including, without limitation, the performance of the SoftLight Procedures.

             13.3 Representation and Warranties. Franchisee represents and warrants that all of the information relating to Franchisee set forth on Schedule A attached hereto is true, complete and correct. ThermoLase represents and warrants that all of the information relating to ThermoLase set forth on Schedule B attached hereto is true, correct and complete.

             13.4 Notices. Whenever by the terms of this Agreement, notice, demand or other communication shall or may be given to either party, the same shall be in writing and, addressed if to Franchisee at the address set forth at the beginning of this Agreement and if to ThermoLase at ThermoLase Corporation, 10455 Pacific Center Court, San Diego, CA 92121, Attn: President or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided. All notices shall be sent by registered or certified air mail, postage prepaid and return receipt requested, or by Federal Express or other comparable courier providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the tenth (10th) Business Day following the mailing thereof, or (ii) if sent by courier, the date of its receipt (or, if such day is not a Business Day, the next succeeding Business
        Day).

             13.5 Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of England, excluding:
        (i) its conflict of laws principles; (ii) the United Nations Convention on Contracts for the International Sale of Goods; and
        (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention") and the Protocol amending the 1974 Convention, done at Vienna April 11, 1980. Notwithstanding the application of the laws of England, Franchisee agrees that ThermoLase shall have no obligation to provide Franchisee with any information or disclosures relating

                                       14PAGE
        to the Licensed Technology, the SoftLight Procedures or the operation of a Spa Thira except as set forth herein and in the User Manual. In particular, Franchisee waives, and releases ThermoLase from, any obligation to comply with the Disclosure Requirements and Prohibitions concerning Franchising and Business Opportunity Ventures of the United States Federal Trade Commission or any similar provisions existing under the laws of England.

             13.6 Arbitration.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by ThermoLase, one to be appointed by Franchisee and a third being nominated by the two arbitrators so selected or, if they cannot agree on a third arbitrator, by the Presiding Judge of the London Court of International Arbitration ("LCIA").

                  (b) The arbitration shall be conducted in English and in accordance with the commercial arbitration rules of the LCIA, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in London, England, and shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations thereunder shall be governed and construed in accordance with the laws of England, excluding: (i) its conflict of laws principles; (ii) the United Nations Convention on Contracts for the International Sale of Goods; and (iii) the 1974 Convention on the Limitation Period in the International Sale of Goods (the "1974 Convention") and the Protocol amending the 1974 Convention, done at Vienna April 11, 1980. The decision of the arbitrators shall be binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction.

             13.7 Entire Agreement. This Agreement constitutes the sole and entire agreement between ThermoLase and Franchisee with respect to the subject matter hereof, supersedes all prior agreements between the parties either written or oral and shall not be supplemented, amended, varied or modified in any manner except by an instrument in writing signed by duly authorized representatives of both parties.

             13.8 Waiver. No delay or omission on the part of either party to this Agreement in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right hereunder, and the

                                       15PAGE
        waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion.

             13.9 Remedies Cumulative. Any and all rights and remedies which either party may have under this Agreement, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

             13.10 Headings. Article and Section headings and the organization of this Agreement are for descriptive purposes only and shall not control or alter the meaning of this Agreement.

             13.11 Costs. Except as otherwise expressly provided herein, each party shall bear its own costs and expenses in performing its obligations under this Agreement. In the event that one party to this Agreement commences an arbitration or other action against the other party to this Agreement, the prevailing party shall be entitled to recover its costs resulting from such arbitration or action from the non-prevailing party to the extent so provided in the arbitration award or judgment.

             13.12 Force Majeure. Neither party shall be deemed to be in default under this Agreement if prevented from performing any obligation hereunder (other than a payment obligation which arose prior to the event of force majeure) for any reason beyond its reasonable control, including without limitation Acts of God, war, civil commotion, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, governmental regulations or restrictions, or unusually severe weather. In any such case, the parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the parties hereunder, to the extent reasonably practicable. It is agreed that financial inability shall not be a matter beyond a party's reasonable control.

             13.13 Successors and Assigns. This Agreement is personal to Franchisee and has been entered into in reliance upon the competence and skill of Franchisee. Accordingly, Franchisee may not assign this Agreement, except to an entity controlled by or under common control with Franchisee, without the prior written consent of ThermoLase, which consent may be withheld in ThermoLase's sole and absolute discretion. ThermoLase may assign this Agreement upon written notice to Franchisee. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             13.14 Authority. The individuals executing this Agreement hereby represent and warrant that they are empowered

                                       16PAGE
        and duly authorized to so execute this Agreement on behalf of the parties they represent.

             13.15 Severability. If any provision of this Agreement is declared invalid or unenforceable by a court or other tribunal having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court or tribunal. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

             13.16 Definition of Business Day. For the purposes of this Agreement, a "Business Day" means a day on which banks are open for business in San Diego, California and Riyadh, Saudi Arabia.


             IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first set forth above.

        THERMOLASE CORPORATION             MEDICAL SUPPLY & SERVICE CO.


        By: John C. Hansen                By: Ibrahim El Khereiji
            ----------------------            -------------------------
        Name:  John C. Hansen              Name:
        Title: President and CEO           Title:














                                       17PAGE
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                                   Schedule A

                  Representations and Warranties of Franchisee


             Franchisee represents and warrants to ThermoLase as follows:

             (i) Franchisee is a Saudi Arabian company duly organized, validly existing and in good standing under the laws of Saudi Arabia, with requisite powers adequate for executing and delivering, and performing its obligations under, this Agreement;

             (ii) the execution, delivery and performance of this Agreement by Franchisee have been duly authorized by all necessary action on the part of Franchisee; and

             (iii) the execution, delivery and performance of this Agreement by Franchisee do not and will not conflict with or contravene any provision of the charter documents of Franchisee or, in any material respect, any agreement, document, instrument, indenture or other obligation of Franchisee.






















                                       18PAGE
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                                   Schedule B

                  Representations and Warranties of ThermoLase


             ThermoLase represents and warrants to Franchisee as follows:

             (i) ThermoLase is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate powers adequate for executing and delivering, and performing its obligations under this Agreement;


             (ii) the execution, delivery and performance of this Agreement by ThermoLase have been duly authorized by all necessary corporate action on the part of ThermoLase;

             (iii) the execution, delivery and performance of this Agreement by ThermoLase do not and will not conflict with or contravene any provision of the charter documents or by-laws of ThermoLase or, in any material respect, any agreement, document, instrument, indenture or other obligation of ThermoLase;

             (iv) ThermoLase is not in default (nor has there transpired an event which with notice or lapse of time or both would become a default), under any agreement, document, instrument, indenture or other obligation of ThermoLase pertaining to the Licensed Technology or The SoftLight Marks; and

             (v) as of the date hereof, ThermoLase owns, or has the right to license to the Franchisee, the Licensed Technology, free and clear of all liens, pledges or other encumbrances.